Exhibit 10.2

PROCEEDS ESCROW AGREEMENT

This Proceeds Escrow Agreement (this “Agreement”) is made and entered into as of the ___ day of _______________ 2007, by and between Castwell Precast Corporation, a Nevada corporation (the “Company”), and Colonial Stock Transfer Company, Inc., a Utah corporation (the “Escrow Agent”).

Premises

The Company proposes to offer for sale to the general public in certain states 1,000,000 shares of the Company’s common stock, par value $0.001, at an offering price of $0.15 per share, pursuant to a Registration Statement on Form SB-2 (the “Registration Statement”) on file with the Securities and Exchange Commission. The Shares are being offered on a “best efforts, 800,000 Share minimum - 1,000,000 Share maximum” basis. The Company and the Escrow Agent desire to provide for the escrow of the gross subscription payments for Shares in a segregated account until the amount, as set forth below, has been received.

Agreement

NOW, THEREFORE, the parties hereto agree as follows:

1.         Until termination of this Agreement, all funds collected by the Company from subscriptions for the purchase of Shares in the subject offering shall be delivered promptly to the Escrow Agent who shall promptly deposit such checks in a segregated bank account established for purposes of this Agreement. Checks shall be made payable to “Colonial Stock Transfer as Escrow Agent for Castwell Precast Corporation.”

2.         Concurrently with transmitting funds to the Escrow Agent, the Company shall also deliver to the Escrow Agent a schedule setting forth the name and address of each subscriber whose funds are included in such transmittal, the number of Shares subscribed for, and the dollar amount paid. All funds so deposited shall remain the property of the subscriber and shall not be subject to any lien or charges by the Escrow Agent, or judgments or creditors’ claims against the Company until released to it in the manner hereinafter provided.

3.         If at any time prior to the expiration of the offering period, as specified in paragraph 4, $120,000 has been deposited in the account pursuant to this Agreement, the Escrow Agent shall confirm the receipt of such funds to the Company and, on written request of the Company, promptly transmit the amount deposited in escrow to the Company (such event is hereinafter referred to as the “Closing”).

4.         If, within three months after the effective date of the Registration Statement (unless the Escrow Agent receives written notice from the Company that such escrow period has been extended for one additional month) the Company has not deposited $120,000 in good funds with the Escrow Agent, the Escrow Agent shall so notify the Company and shall promptly transmit to those investors who subscribed for the purchase of Shares the amount of money each such investor so paid. The Escrow Agent shall furnish to the Company an accounting for the refund in full to all subscribers.

5.         If at any time prior to the termination of this escrow the Escrow Agent is advised by the Securities and Exchange Commission that a stop order has been issued with respect to the Registration Statement, the Escrow Agent shall notify the Company of such event and thereon return all funds to the respective subscribers.

6.         It is understood and agreed that the duties of the Escrow Agent are entirely ministerial, being limited to receiving monies from the Company and holding and disbursing such monies in accordance with this Agreement.

7.        The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.

8.        The Escrow Agent shall not be required to take or be bound by notice of any default of any person or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to an officer of the Escrow Agent of such default by the undersigned or any of them, and unless it is indemnified in a manner satisfactory to it against any expense or liability arising therefrom.

9.        The Escrow Agent shall not be liable for acting on any notice, request, waiver, consent, receipt, or other paper or document believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties.

10.      The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct.

11.      The Escrow Agent shall not be answerable for the default or misconduct of any agent, attorney, or employee appointed by it if such agent, attorney, or employee shall have been selected with reasonable care.

12.      The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the consideration of the foregoing instructions or the Escrow Agent’s duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

13.      In the event of any disagreement between the undersigned or any of them, the person or persons named in the foregoing instructions, and/or any other person, resulting in adverse claims and/or demands being made in connection with or for any papers, money, or property involved herein or affected hereby, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim, or demand so long as such disagreement shall continue and, in so refusing, the Escrow Agent shall not be or become liable to the undersigned or any of them or to any person named in the foregoing instructions for the failure or refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to continue to so refrain and refuse to so act until:

(a) the rights of adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and the money, papers, and property involved herein or affected hereby; and/or

(b) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing signed by all of the persons interested.

14.      The fee of the Escrow Agent is $_____. In addition, if a minimum of $120,000 is not received in escrow within the escrow period and the Escrow Agent is required to return funds to investors as provided in section 4, the Escrow Agent shall receive a fee of $___ per check for such service. The fee agreed on for services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; however, in the event that the conditions of this Agreement are not fulfilled, the Escrow Agent renders any material service not contemplated by this Agreement, there is any assignment of interest in the subject matter of this Agreement, there is any material modification hereof, any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Agreement or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary expenses, including reasonable attorneys’ fees, occasioned by any delay, controversy, litigation, or event and the same may be recoverable only from the Company.

15.         The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, transferees and assigns. Neither the Company nor the Escrow Agent shall assign this Agreement or any rights hereunder to anyone except with the prior written consent of the other party. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be modified by a subsequent writing executed by both parties. If any term, covenant, condition or agreement of this Agreement or the application of it to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, condition or agreement to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or agreement of this Agreement shall be valid and shall be enforced to the extent permitted by law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the state of Utah.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

Castwell Precast Corporation

By_____________________
Mathew Martindale, President

Colonial Stock Transfer Company, Inc.

By_____________________
Duly Authorized Officer

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